UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

NANOMIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2121 Williams Street, San Leandro, CA 94577

(Address of principal executive offices)

(510) 428-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2022 (the “Effective Date”), Nanomix Corporation (the “Company”) appointed Thomas Schlumpberger as chief executive officer and a director of the Company, effective immediately. Mr. Schlumpberger does not have any family relationship with any director, executive officer or person nominated or chosen by us to become an executive officer or director. There is no understanding or arrangement between Mr. Schlumpberger and any other person pursuant to which Mr. Schlumpberger was selected as an executive officer. There are no transactions in which Mr. Schlumpberger has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Schlumpberger succeeds David Ludvigson, who resigned as chief executive officer but was appointed as interim chief financial officer of the Company, both effective as of the Effective Date,. Mr. Ludvigson will also continue to serve as a member of the Company’s board of directors and will serve as a senior business advisor to the Company.

On July 21, 2022, the Company entered into an offer letter with Mr. Schlumpberger The offer letter has no specific term and constitutes at-will employment. Mr. Schlumpberger’s annual base salary will be $350,000, and he is entitled to a discretionary bonus equal to up to 30% of his then current salary based on agreed objectives. The first-year bonus will be paid based on achieving a capital raise of $25 million or more within one year or a change of control transaction. In connection with his employment, the Company also agreed to grant Mr. Schlumpberger options to purchase 1,000,000 shares of common stock (the “Options”) and restricted stock units for 200,000 shares of common stock (the “RSUs” and together with the Options, the “Equity Awards”), subject to formal approval of the board of directors. The Options shall vest as follows: 12.5% upon the six month anniversary of the date of hire and 1/48 monthly vesting thereafter for remainder of the vesting term. The RSUs shall vest as follows: 1/3 of each of the six month anniversary, one year anniversary and two year anniversary of the hiring date. Mr. Schlumpberger will participate in the compensation and benefit programs generally available to the Company’s executive officers. In addition, upon a change of control of the Company (which will be defined at a later date), any unvested Equity Awards shall vest in full.

A copy of the offer letter is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The above summary of the offer letter does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

On July 26, 2022, the Company issued a press release announcing the appointment of Mr. Schlumpberger. The press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated July 21, 2022
99.1	Press Release, dated July 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOMIX CORPORATION

	By:	/s/ David Ludvigson
	Name:	David Ludvigson
	Title:	Interim Chief Financial Officer

Date: July 29, 2022